EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168902, 333-149729, 333-141661, 333-138984, and 333-158241) and Form S-3 (Nos. 333-172594, 333-169460, 333-162306, 333-153870, 333-149728 and 333-172594) of Achillion Pharmaceuticals, Inc. of our report dated March 8, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Hartford, Connecticut

March 8, 2012